                          SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C. 20549


                                      FORM 8-K/A

                                    CURRENT REPORT


        PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)  NOVEMBER 3, 1997
                                                 -----------------

                      COMPOST AMERICA HOLDING COMPANY, INC.
-------------------------------------------------------------------------------
              (Exact name of registrant as specified in its charter)


NEW JERSEY                          0-27832                 22-2603175
------------------------------------------------------------------------------
(State or other                  (Commission           (IRS Employer
jurisdiction of                  File Number)          Identification No.)
incorporation)


  320 GRAND AVENUE   ENGLEWOOD, NEW JERSEY                  07631
------------------------------------------------------------------------------
  (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code (201) 541-9393
                                                   --------------

                                       N/A
------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)





PLEASE ADDRESS ALL CORRESPONDENCE TO:   Mark Gasarch, Esq.
                                        40 West 57th Street
                                        33rd Floor
                                        New York, New York 10019
                                        (212) 956-9595 telephone
                                        (212) 956-7216 telecopier

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On November 3, 1997 Compost America Holding Company, Inc. (the "Company") acquired all of the issued and outstanding shares of R. J. Longo Construction Co., Inc. of Denville, New Jersey from its President and sole shareholder, Robert J. Longo ("Longo") for approximately $33 million. This event was reported on Form 8-K, filed November 17, 1997. That filing stated that the financial statements required by Item 7, where applicable, would be filed by amendment within sixty (60) days after the (November 17, 1997) date of that filing. This amendment on Form 8-K/A to that report on Form 8-K contains those financial statements.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired

     1. Audited financial statements of R. J. Longo Construction Co., Inc. for the fiscal years ended December 31, 1996 and December 31, 1995

     2. Unaudited interim financial statements of R. J. Longo Construction Co., Inc. for the ten months ended October 31, 1997 and October 31, 1996

     3. Form 10-KSB of Compost America Holding Company, Inc. and subsidiaries for the fiscal years ended April 30, 1997 and April 30, 1996 - incorporated by reference as filed with the U. S. Securities and Exchange Commission on August 12, 1997

     4. Form 10-QSB of Compost America Holding Company, Inc. and subsidiaries for the fiscal quarters ended October 31, 1997 and October 31, 1996 - incorporated by reference as filed with the U. S. Securities and Exchange Commission on December 10, 1997

(b) Pro Forma Financial Information

     1. Unaudited pro forma condensed combined financial statements for Compost America Holding Company, Inc. and subsidiaries and R. J. Longo Construction Co., Inc. for the interim period ending October 31, 1997, including unaudited pro forma condensed combined statement of operations of Compost America Holding Company, Inc. and subsidiaries and R. J. Longo Construction Co., Inc. as at April 30, 1997

(c) Exhibits

     23.1 -    Consent of Paul B. Radler & Associates, CPAs

     23.2 -    Consent of Zeller Weiss & Kahn, CPAs

                                      SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this first amendment to this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: January 15, 1998


                         COMPOST AMERICA HOLDING COMPANY, INC.
                         (Registrant)



                         By /s/ Roger E. Tuttle
                           -----------------------------------
                           Roger E. Tuttle, President
                           (Principal Executive Officer)

                                                                    Item 7(a)1.


                           PAUL B. RADLER & ASSOCIATES
                          CERTIFIED PUBLIC ACCOUNTANTS
--------------------------------------------------------------------------------


                          Independent Auditor's Report


R.J. Longo Construction Co., Inc.
305 Palmer Road
Denville, New Jersey 07834


We have audited the accompanying balance sheets of R.J. Longo Construction Co., Inc. as of December 31, 1996 and 1995 and the related statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the company management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the above named company as of December 31, 1996 and 1995, and the results of operations and cash flows for the years then ended in conformity with generally accepted accounting principles.



                                        /s/ Paul B. Radler & Associates

                                        PAUL B. RADLER & ASSOCIATES


September 4, 1997

                        R.J. LONGO CONSTRUCTION CO., INC.
                                 BALANCE SHEETS
                            DECEMBER 31, 1996 & 1995
                                     ASSETS

                                                  1996               1995
                                               -----------        -----------
Current Assets:
  Cash and Cash Equivalents                    $ 2,976,614        $ 3,063,766
  Cash in Escrow                                        --            753,444
  Investments, at Cost
   (which approximates market) (Note 1)            994,895          1,099,378
  Contracts Receivable (Note 2)                  4,789,836          2,686,323
  Due from Affiliated Companies                  3,761,161          2,476,962
  Costs & Estimated Earnings in Excess of
   Billings on Uncompleted Contracts (Note 3)           --            260,000
  Income Tax Receivable                                 --            300,978
  Advances to Officer/Stockholder                  819,079            819,079
  Prepaid Expenses                                 323,014            501,244
  Other Receivables                                 28,680             14,095
                                               -----------        -----------
        Total Current Assets                   $13,693,279        $11,975,269
                                               -----------        -----------


Fixed Assets:
  Net of Accumulated Depreciation
   (Notes 4 & 6)                               $ 4,526,575        $ 4,946,071
                                               -----------        -----------
Other Assets:
  Surety Claim Receivable (Note 9)             $   248,000        $ 1,000,000
                                               -----------        -----------
     Total Other Assets                        $   248,000        $ 1,000,000
                                               -----------        -----------
TOTAL ASSETS                                   $18,467,854        $17,921,340
                                               ===========        ===========

                      LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities:
  Current Maturity of Long-Term Debt
   (Note 6)                                    $   816,078        $   970,712
  Accounts Payable and
  Accrued Expenses                               2,088,501          1,209,044
                                               -----------        -----------
     Total Current Liabilities                 $ 2,904,579        $ 2,179,756

Long-Term Debt, Net of Current Maturity:
  Notes Payable (Note 6)                         6,845,047          7,662,936
                                               -----------        -----------
     Total Liabilities                         $ 9,749,626        $ 9,842,692
                                               -----------        -----------
Stockholder's Equity:
  Capital Stock                                $ 1,790,000        $ 1,790,000
  Retained Earnings                              6,928,228          6,288,648
                                               -----------        -----------
     Total Stockholder's Equity                $ 8,718,228        $ 8,078,648
                                               -----------        -----------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY     $18,467,854        $17,921,340
                                               ===========        ===========

                        See Independent Auditor's Report
                             and Accompanying Notes

                        R.J. LONGO CONSTRUCTION CO., INC.
                   STATEMENTS OF INCOME AND RETAINED EARNINGS
                  FOR THE YEARS ENDED DECEMBER 31, 1996 & 1995

                                                     1996              1995
                                                 ------------      ------------

Contract Revenues Earned                         $ 17,451,456      $ 14,652,208

Cost of Revenues Earned                            13,428,370        12,441,911
                                                 ------------      ------------

Gross Profit from Contracts Before
   Depreciation                                  $  4,023,086      $  2,210,297

Depreciation (Note 1)                                  28,030            67,272
                                                 ------------      ------------

Gross Profit                                     $  3,995,056      $  2,143,025

General and Administrative Expenses                 2,090,709         4,409,007
                                                 ------------      ------------

Income from Operations                           $  1,904,347      $    734,018
                                                 ------------      ------------

Other Income: (Expense)
Gain on Sale of Assets                           $        250      $   (134,147)

Other Income                                         (723,841)          668,270

Interest (Expense) Net of Interest
   Income of $ 170,899 and
   $ 267,376 respectively                            (541,176)         (757,984)
                                                 ------------      ------------

   Total Other Income (Expense)                  $ (1,264,767)         (223,861)
                                                 ------------      ------------

Income Before Taxes                              $    639,580      $    510,157

Provision for Corporate Taxes
   (Note 1)                                              --                --
                                                 ------------      ------------

Net Income                                       $    639,580      $    510,157

Retained Earnings,
   December 31, 1995 & 1994                         6,288,648         5,778,491
                                                 ------------      ------------
Retained Earnings,
   December 31, 1996 & 1995                      $  6,928,228      $  6,288,648
                                                 ============      ============

                        See Independent Auditor's Report
                             and Accompanying Notes

                        R.J. LONGO CONSTRUCTION CO., INC.
                            STATEMENTS OF CASH FLOWS
                    FOR THE YEARS ENDED DECEMBER 31, 1996 & 1995

                                                        1996            1995
                                                    -----------     -----------

Cash Flows From Operating Activities:
  Net Income                                        $   639,580     $   510,157
Adjustments to Reconcile Net Income to
Net Cash Provided by Operating Activities:
  Depreciation and Amortization                         740,203       1,358,598
  Re--classification of Surty Claim                     752,000      (1,000,000)
(Gain) Loss on Sale of Assets                              (250)        134,147
(Increase) Decrease in Contracts Receivable          (2,103,513)       (556,098)
(Increase) Decrease in Costs and Estimated
  Earnings in Excess of Billings                        260,000         (22,330)
(Increase) Decrease in Other Current Assets             163,645         109,072
 Increase (Decrease) in Accounts Payable                879,457      (2,579,816)
(Increase) Decrease in Due from
  Related Companies                                  (1,284,199)       (725,492)
                                                    -----------     -----------
    Net Cash Provided by (Used In)
        Operating Activities                             46,923     $(2,771,762)
                                                    -----------     -----------

Cash Flows From Investing Activities:
(Acquisition) of Fixed Assets                       $   (19,729)    $   (74,826)
  Proceeds from Sale of Assets                              250         874,518
  Decrease (Increase) in Investments                    104,483         798,957
                                                    -----------     -----------
    Net Cash Provided By (Used In)
        Investing Activities                             85,004     $ 1,598,649
                                                    -----------     -----------
Cash Flows From Financing Activities:
(Increase) Decrease in Cash in Escrow               $   753,444     $    78,462
 Increase (Decrease) in Equipment Debt                 (972,523)     (1,683,473)
(Increase) Decrease in Advances
 to Stockholders                                           --         1,208,914

    Net Cash Provided By (Used In)
        Financing Activities                        $  (219,079)    $  (396,097)
                                                    -----------     -----------
Net Increase (Decrease) in
    Cash and Cash Equivalents                       $   (87,152)    $(1,569,210)
Cash and Cash Equivalents,
    December 31, 1995 & 1994                          3,063,766       4,632,976
                                                    -----------     -----------
Cash and Cash Equivalents,
    December 31, 1996 & 1995                        $ 2,976,614     $ 3,063,766
                                                    ===========     ===========

Supplemental Cash Flow Disclosures:
Cash Paid During the Year for:                             1996            1995
                                                    -----------     -----------
Interest Expense                                    $   712,075     $ 1,025,360
                                                    ===========     ===========
Income Taxes                                        $         0     $         0
                                                    ===========     ===========

                        See Independent Auditor's Report
                             And Accompanying Notes

                        R.J. LONGO CONSTRUCTION CO., INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

NOTE 1: SIGNIFICANT ACCOUNTING POLICIES:

Company's Activities and Operating Cycle:

The Company is engaged in utility and heavy highway construction, with emphasis on sewerage facilities and conduits. The work is performed primarily under unit price contracts and fixed price contracts. These contracts are undertaken by the company or in partnership with other affiliated companies through joint venture. The length of contracts varies on the type and size of the job.

The company also handles solid waste by railroad and is capable of hauling anywhere in the continental United States.

Revenue and Cost Recognition: Revenues on construction contracts are recognized on the percentage of completion method, measured by the percentage of total costs incurred to date to estimated total costs for each contract. Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and maintenance, etc. Indirect costs are allocated based on the percentage of direct labor of each job to total direct labor for all active jobs. General and administrative costs are charged to expenses as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions and final contract settlements, may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Revenues on solid waste hauling contracts are recognized on a fixed unit, variable quantity basis.

Investments at Cost:

Investments at December 31, consists of the following:

                                                    1996            1995
                                                 ---------       ----------
       Mortgage Receivable at 6.5%               $    --         $  182,273
       Municipal Bonds, pledged in lieu
         of retainage, at lower of cost
         or market                                 994,895          917,105
                                                 ---------       ----------
               Total                             $ 994,895       $1,099,378
                                                 =========       ==========

                        R.J. LONGO CONSTRUCTION CO., INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

NOTE 1: SIGNIFICANT ACCOUNTING POLICIES: (Con't)

      Property and Equipment Depreciation: is provided principally on the straight line method over the estimated useful lives of the assets, the majority being five to seven years.

      Income Taxes: The company is treated under the provisions of Subchapter "S" of the Internal Revenue Code and as such, pay no federal taxes on ordinary income.

      Cash and Cash Equivalents:

      The company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The company maintains at various financial institutions cash and cash equivalents which may exceed federally insured amounts at times.

      Use of Estimates:

      The preparation of financial statements in conformity with generally accepted accounting principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported period. Actual results could differ from these estimates, having a material effect on the financial statements.

NOTE 2: CONTRACTS RECEIVABLE:

      Contracts Receivable:

                                                  1996               1995
                                               -----------        -----------
      Completed Contracts                     $ 4,789,873        $ 2,686,232
      Contracts in Progress                          --                 --
      Retained                                       --                 --
                                              -----------        -----------
      TOTAL                                   $ 4,789,873        $ 2,686,232
                                              ===========        ===========

NOTE 3: COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS:

                                                  1996               1995
                                               -----------        -----------
     Costs Incurred to Date                    $      --          $67,000,049
     Estimated Gross Profits
       Earned to Date                          $      --           (1,656,670)
                                               -----------        -----------
                                               $      --          $65,343,379

     Less: Amount Billed to Date                      --           65,083,379
                                               -----------        -----------
                                               $      --          $   260,000
                                               ===========        ===========

                        R.J. LONGO CONSTRUCTION CO., INC.
                           NOTES TO FINANCIAL STATEMENTS
                             DECEMBER 31, 1996 AND 1995

NOTE 3: COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS: (Con't)

                                                     1996           1995
                                                 -----------     -----------
Included in Accompanying Balance Sheet
  Under The Following Captions:
   Costs and Estimated Earnings
     in Excess of Billings
     on Uncompleted Contracts                    $      --       $   260,000
   Billings in Excess of Costs
     and Estimated Earnings on
     Uncompleted Contracts                              --              --
                                                 -----------     -----------
                                                 $      --       $   260,000
                                                 ===========     ===========

NOTE 4: FIXED ASSETS:

                                                     1996           1995
                                                 -----------     -----------
     Cost:
       Construction Equipment                    $18,342,845     $18,335,850
       Automotive Equipment                        1,448,762       1,384,531
       Office Equipment                              245,752         245,752
       Leasehold Improvements                        829,238         479,757
                                                 -----------     -----------
                Total                            $20,866,597     $20,545,890
                                                 -----------     -----------

     Accumulated Depreciation:
       Construction Equipment                    $14,422,713     $13,744,476
       Automotive Equipment                        1,134,140       1,061,045
       Office Equipment                              207,037         230,105
       Leasehold Improvements                        576,132         564,193
                                                 -----------     -----------
                Total                            $16,340,022     $15,599,819
                                                 -----------     -----------

     Fixed Assets, Net of Accumulated
       Depreciation                              $ 4,526,575     $ 4,946,071
                                                 ===========     ===========

NOTE 5: JOINT VENTURE:

      A Joint Venture was formed for the purpose of bidding the Passaic Valley Sewer Commission (PVSC) contracts to haul solid waste from their Newark, New Jersey facility. The contract expires December 31, 1995. The company was low bidder on a contract for the ensuing 5 years and that contract expires December 31, 2000. The contract requires a retainage of $600,000 to be held until the end of the contract. Effective November 19, 1992, the company bought the remaining 20%, thereby terminating the Joint Venture. The cost included a covenent not to compete totalling $1,283,759 which is being amortized over the remaining life of the contract. The operations are being accounted for on a fixed price variable quantity basis.

                        R.J. LONGO CONSTRUCTION CO., INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

NOTE 6: NOTE PAYABLE:

      Refinancing:

      R.J. Longo Construction Co., Inc. has closed on the refinancing of their entire debt outstanding as of December 31, 1995. A summary of the refinancing is as follows:

      Railcars: The company has refinanced $5,500,000 in debt, secured by railcars, with U.S. Bancorp, on a seven (7) year term note, based upon a ten (10) year amortization. Interest on the note is at 315 basis points above the 30 day LIBOR rate, with an option to fix at 315 basis points above comparable term treasuries.

      Other: The company has refinanced approximately $340,000 in debt, secured by its containers handling equipment, with the CIT Group on a five (5) year term note. The note has a stated interest rate of 8% and is fully amortizing.

      The combined refinancing have the effect of reducing the company's monthly cash flow for debt service from approximately $228,000 a month to approximately $125,000 per month.

                                                     1996            1995
                                                  ----------      ----------
      CIT Group, Interest at 8% with a
      five year term. The note is secured
      by container handling equipment             $  293,242      $    -

      U.S. Bancorp. Interest at 3.15% above
      30 day LIBOR rate with an option to
      fix 3.15% above comparable term
      treasuries. The note has a 10 year
      amortization and a 7 year term. The
      note is secured by 150 rail cars             5,320,499           -

      Textron Financial: Various notes with
      9.9% fixed rate of interest and 5 year
      terms. The notes are secured by 1286
      Intermodal Containers                        2,047,384           -

      BOT Financial Corporation
      The average interest rate is
      approximately 10.9% the monthly
      payment is $228,597 through January
      1996, with a balloon payment of
      $7,635,478                                        -          8,633,648
                                                  ----------      ----------

          Total                                   $7,661,125      $8,633,648
          Less: Current Maturity                    (816,078)       (970,712)
                                                  ----------      ----------
          Long Term Debt                          $6,845,047      $7,662,936
                                                  ==========      ==========

                       R.J. LONGO CONSTRUCTION CO., INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995


NOTE 6: NOTES PAYABLE: (Con't)

      The following are maturities of long term debt for each of the next five years:

                              1997                  $      816,078
                              1998                         896,284
                              1999                         984,403
                              2000                       1,081,219
                              2001                         732 226
                                                    --------------
                                                    $    4,510,210
                                                    ==============

NOTE 7: COMMITMENTS:

      An Intermodal Transfer Station - Brills Yard, is leased from Consolidated Rail Corporation (Conrail) in Newark, New Jersey. Annual rent is $56,200, payable quarterly through February 29, 1996 with option to renew. The lease has been renewed thru the year February 29, 2001, with annual rates payable as follows:

                              1997                 $      61,200
                              1998                 $      63,900
                              1999                 $      66,600
                              2000                 $      69,300
                              2001                 $      72,000

NOTE 8: BANK LINE OF CREDIT:

      First Union Bank has extended an unsecured line of credit with a maximum aggregate amount of $4,000,000 to R.J. Longo Construction Co., Inc. and Longo Puerto-Rico, Inc. The entire line of credit remains available for working capital needs.

NOTE 9: SURETY CLAIM RECEIVABLE:

      The management expects to receive $248,000 from the bonding company of a subcontractor in default of performance at the company's Camden County MUA In-Vessel Composting Facility project. This represents capitalized costs on this job.

                                                                    Item 7(a)2.


                       R. J. LONGO CONSTRUCTION CO., INC.

                              FINANCIAL STATEMENTS

                            OCTOBER 31, 1997 AND 1996

                       R. J. LONGO CONSTRUCTION CO., INC.

                                      INDEX

FINANCIAL STATEMENTS:                                                 PAGES

Independent Accountant's Compilation Report                              2

Balance Sheets - October 31, 1997 and 1996                               3

Statements of Income and Retained Earnings
  For the Ten Months Ended October 31, 1997 and 1996                     4

Statements of Cash Flows
  For the Ten Months Ended October 31, 1997 and 1996                     5

Notes to Financial Statements                                           6-8

                   INDEPENDENT ACCOUNTANT'S COMPILATION REPORT

R. J. Longo Construction Co., Inc.
305 Palmer Road
Denville, New Jersey 07834

We have compiled the accompanying balance sheet of R. J. Longo Construction Co., Inc. as of October 31, 1997 and 1996 and the related statements of income, retained earnings, and cash flows for the ten months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of R. J. Longo Construction Co., Inc. We have not audited or reviewed the accompanying financial statements and, accordingly do not express an opinion or any other form of assurance on them.


                                                /s/ Paul B. Radler & Associates

                                                PAUL B. RADLER & ASSOCIATES

January 13, 1998

                       R. J. LONGO CONSTRUCTION CO., INC.

                                  BALANCE SHEET


                            OCTOBER 31, 1997 AND 1996

                                     ASSETS



                                                            1997                        1996
                                                        ------------                -------------
CURRENT ASSETS:
  Cash & Cash Equivalents (Note 1)                     $     827,885                 $  3,190,718
  Investments, at Cost                                            --                      965,245
  Contracts Receivable                                     4,487,754                    4,615,470
  Due from Stockholder                                            --                      819,079
  Due from Related Companies                               4,599,873                    3,331,209
  Prepaid Expenses and Security Deposits                     673,327                      617,061
                                                       -------------                 ------------
      Total Current Assets                             $  10,588,839                 $ 13,538,782
                                                       -------------                 ------------

FIXED ASSETS:
  Net of Accumulated
    Depreciation (Notes 1, 2 & 3)                      $   3,997,705                 $  4,628,110
                                                       -------------                 ------------

OTHER ASSETS:

  Surety Claim Receivable                              $    --                       $    248,000
                                                       -------------                -------------

      Total Other Assets                               $    --                       $    248,000
                                                       -------------                -------------

TOTAL Assets                                           $  14,566,544                 $ 18,414,892
                                                       =============                =============

                               LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Notes Payable - (Note 3)                             $     887,925                 $     869,300
  Accounts Payable and Accrued Expenses                    1,554,819                     2,182,491
  Due to Stockholder                                       5,437,093                         --
                                                       -------------                --------------

      Total Current Liabilities                        $   7,879,837                 $   3,051,791

NON-CURRENT LIABILITIES:
  Notes Payable - (Note 3)                                 6,104,040                     6,923,937
                                                       -------------                 -------------

      Total Liabilities                                $  13,983,877                 $   9,975,728
                                                       -------------                 -------------

STOCKHOLDERS' EQUITY:
  Common Stock, No Par Value
    Authorized 1000 Shares
    Issued and Outstanding 200 Shares                  $   1,790,000                 $   1,790,000
  Retained Earnings, (Deficit)                            (1,207,333)                    6,649,164
                                                       -------------                 -------------
      Total Stockholders' Equity                       $     582,667                 $   8,439,164
                                                       =============                 =============
TOTAL LIABILITIES AND
         STOCKHOLDERS' EQUITY                          $  14,566,544                 $  18,414,892
                                                       =============                 =============



                See Independent Accountant's Compilation Report
                             And Accompanying Notes

                       R. J. LONGO CONSTRUCTION CO., INC.

                    STATEMENT OF INCOME AND RETAINED EARNINGS

               FOR THE TEN MONTHS ENDED OCTOBER 31, 1997 AND 1996




                                                            1997                          1996
                                                       -------------                 ------------
Revenues Earned                                        $  14,375,593                 $ 14,393,755

Cost of Revenues Earned                                   11,857,372                   11,020,943
                                                       -------------                 ------------


Gross Profit                                           $   2,518,221                 $  3,372,812

General and Administrative Expenses                        1,606,345                    1,722,751
                                                       -------------                 ------------

Income from Operations                                 $     911,876                 $  1,650,061
                                                       -------------                 ------------

OTHER INCOME AND (EXPENSES):
Interest (Expense)                                     $    (644,167)                $   (671,398)

Interest Income                                              141,608                      120,185

Other Income (Expense)                                         --                        (738,332)
                                                       -------------                 ------------

  Total Other Income (Expense)                         $    (502,559)                $  1,289,545
                                                       -------------                 ------------

Income before Taxes                                    $     409,317                 $    360,516

Provision for Corporate Taxes (Note 1)                       114,650                        --
                                                       -------------                 ------------

Net Income                                             $     294,667                 $    360,516

Retained Earnings,

  December 31, 1996 and 1995                               6,928,228                    6,288,648

Dividends                                                 (8,430,228)                       --
                                                       -------------                 ------------

Retained Earnings, (Deficit)

  October 31, 1997 and 1996                            $ (1,207,333)                 $  6,649,164
                                                       =============                 ============

                See Independent Accountant's Compilation Report
                             And Accompanying Notes

                        R.J. LONGO CONSTRUCTION CO., INC.

                             STATEMENT OF CASH FLOWS

               FOR THE TEN MONTHS ENDED OCTOBER 31, 1997 AND 1996


                                                                                   1997                      1996
                                                                              -------------             --------------

OPERATING ACTIVITIES
  Net Income                                                                  $    294,667              $    360,516
Adjustments to Reconcile Net Income
    To Net Cash Provided by (Used In)
        Operating Activities:
  Depreciation and Amortization                                                    678,928                   616,836
(Increase) Decrease in Contracts Receivable                                        302,082                (1,929,147)
  Increase in Costs & Estimated Earnings

    In Excess of Billings on Uncompleted Contracts                                      --                   260,000
(Increase) Decrease in Other Current Assets                                        (73,633)                  199,257
  Decrease in Surety Claim Receivable                                                   --                   752,000
  Increase (Decrease) in Accounts Payable
    And Accrued Expenses                                                          (533,683)                  973,447
                                                                              -------------             ------------

      Net Cash Provided by

          Operating Activities                                                $    668,361              $  1,232,909
                                                                              ------------              ------------
INVESTING ACTIVITIES:
  (Acquisition) of Fixed Assets                                               $   (130,057)             $   (298,976)
   Decrease in Investments                                                         994,895                   134,144
                                                                              -------------             ------------

      Net Cash Provided By (Used In)
         Investing Activities                                                 $    864,838              $   (164,743)
                                                                              -------------             -------------

FINANCING ACTIVITIES:
  Decrease in Cash in Escrow                                                  $       --                $    753,444
  (Decrease) in Equipment Debt                                                     669,160)                 (840,411)
  (Increase) in Due from Related Companies                                        (838,712)                 (854,247)
    Increase in Due to Stockholder                                               6,256,172                     --
    Dividends (Paid)                                                            (8,430,228)                    --
                                                                              -------------             -------------

      Net Cash (Used in)
          Financing Activities                                                $ (3,681,928)             $   (941,214)
                                                                              -------------             -------------

Net Increase(Decrease) in
    Cash & Cash Equivalents                                                   $ (2,148,729)             $    126,952

Cash, and Cash Equivalents
    December 31, 1996 and 1995                                                   2,976,614                 3,063,766
                                                                              -------------             -------------

Cash, and Cash Equivalents
    October 31, 1997 and 1996                                                 $    827,885              $  3,190,718
                                                                              ============              ============
SUPPLEMENTAL CASH FLOW DISCLOSURES:
Cash Paid During the Period for:
  Interest Expense                                                            $    644,167              $    671,398
                                                                              ============              ============
  Income Taxes                                                                $          0              $          0
                                                                              ============              ============

                See Independent Accountant's Compilation Report
                             And Accompanying Notes

                        R.J. LONGO CONSTRUCTION CO., INC.

                          NOTES TO FINANCIAL STATEMENTS

                                OCTOBER 31, 1997



NOTE 1:  SIGNIFICANT ACCOUNTING POLICIES:

COMPANY'S ACTIVITIES AND OPERATING CYCLE:

The company handles solid waste by rail and truck, and is capable of hauling anywhere in the continental United States.

Revenues on solid waste hauling contracts are recognized on a fixed unit, variable quantity basis. This accrual method is used for both financial statement and tax basis.

PROPERTY AND EQUIPMENT DEPRECIATION: is provided principally on the straight line method over the estimated useful lives of the assets, the majority being five to seven years.

INCOME TAXES: As of July 31, 1997 R. J. Longo Construction Co., Inc. is no longer electing to be treated under provisions of Subchapter "S" of the Internal Revenue Code. As such a provision have been made for Federal and State taxes for income from August 1, 1997 through October 31, 1997.

CASH AND CASH EQUIVALENTS:

The company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The company maintains at various financial institutions cash and cash equivalents which may exceed federally insured amounts at times.

USE OF ESTIMATES:

The preparation of financial statements in conformity with generally accepted accounting principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported period. Actual results could differ from these estimates, having a material effect on the financial statements.

                        R.J. LONGO CONSTRUCTION CO., INC.

                          NOTES TO FINANCIAL STATEMENTS

                                OCTOBER 31, 1997

NOTE 2:  FIXED ASSETS:


                                                                       1997                      1996
                                                                  -------------             -------------
       Cost:
         Construction Equipment                                   $  18,372,741             $  18,321,013
         Automotive Equipment                                         1,463,264                 1,448,762
         Office Equipment                                               245,752                   245,752
         Leasehold Improvements                                         914,900                   829,238
                                                                  -------------             -------------
                      Total                                       $  20,996,657             $  20,844,765
                                                                  -------------             -------------

       Accumulated Depreciation:
         Construction Equipment                                   $  14,994,463             $  14,307,713
         Automotive Equipment                                         1,196,815                 1,118,060
         Office Equipment                                               241,382                   225,471
         Leasehold Improvements                                         586,292                   565,411
                                                                  -------------             -------------
                      Total                                       $  17,018,952             $  16,216,655
                                                                  -------------             -------------


       Fixed Assets, Net of Accumulated
         Depreciation                                             $   3,977,705             $   4,628,110
                                                                  =============             =============

NOTE 3:  NOTES PAYABLE:


         CIT Group, Interest at 8% with a
         five year term.  The note is secured
         by container handling equipment.                         $     243,299             $     302,839

         U.S. Bancorp. Interest at 3.15% above
         30 day LIBOR rate with an option to
         fix 3.15% above comparable term
         treasuries.  The note has a 10 year
         amortization and a 7 year term.  The
         note is secured by 150 rail cars.                            5,029,082                 5,380,630

         Textron Financial:  Various notes with
         9.9% fixed rate of interest and 5 year
         terms.  The notes are secured by 1286

         Intermodal Containers.                                       1,719,584                 2,109,768
                                                                  -------------             -------------

                  Total                                           $   6,991,965             $   7,793,237
                  Less:  Current Maturity                              (887,925)                 (869,300)
                                                                  -------------             -------------
                  Long Term Debt                                  $   6,104,040             $   6,923,937
                                                                  =============             =============


                        R.J. LONGO CONSTRUCTION CO., INC.

                          NOTES TO FINANCIAL STATEMENTS

                                OCTOBER 31, 1997

NOTE 4:  COMMITMENTS:

         An Intermodal Transfer Station - Brills Yard, is leased from Consolidated Rail Corporation (Conrail) in Newark, New Jersey. Annual rent is $ 56,200, payable quarterly through February 29, 1996 with option to renew. The lease has been renewed through the year February 29, 2001, with annual rates payable as follows:

                     1998                      $        61,200
                     1999                      $        63,900
                     2000                      $        66,600
                     2001                      $        69,300
                     2002                      $        72,000


NOTE 5:  BANK LINE OF CREDIT:

         First Union Bank has extended an unsecured line of credit with a maximum aggregate amount of $ 4,000,000 to R. J. Longo Construction Co., Inc. and Longo Puerto-Rico, Inc. The entire line of credit ramains available for working capital needs.

NOTE 6:  SUBSEQUENT EVENTS:

         On November 3, 1997 Compost America Holding Company, Inc. of Englewood, New Jersey purchased 100% of the outstanding common stock of R. J. Longo Construction Co., Inc.

                                                                    Item 7(b)1.


                COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                            (A Development Stage Company)

              UNAUDITED PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS





     The unaudited proforma data presented in the unaudited proforma condensed combined financial statements are included in order to illustrate the effect on the Company's financial statements of the transactions described below.

     The unaudited proforma condensed combined balance sheet data at October 31, 1997 presents adjustments for two series of transactions. First, adjustments are presented as if, at such date, the Company acquired R.J. Longo Construction Co., Inc. of Denville, New Jersey from its President and Sole Shareholder, Robert J. Longo, for approximately $33 million (which transaction was closed in the third quarter of 1997, November 3, 1997). The Company acquired all the included assets and a $340 million contract for organic waste removal. Payment was made by the issuance of 3,547,182 shares of the Company's common stock, 39,000 shares of its Series A preferred stock and 21,000 shares of its Series C preferred stock, the assumption of $7 million of R.J. Longo Construction Co., Inc. debt and $20 million in cash. Second, adjustments are presented as if, at such date the acquisition has occurred, the Company issued 11,490,609 shares of its common stock, no par value, 130,000 shares of its Series A preferred stock and 70,000 shares of its Series C preferred stock to Wasteco Ventures Limited, a British Virgin Islands Company for $20 million in cash which was used to make the acquisition of R.J. Longo Construction Co., Inc.


     The unaudited proforma condensed combined financial statement of operations data for the period ended October 31, 1997 presents adjustments for the two series of transactions to show the effect of certain transactions and agreements that took place as a condition to the acquisition and stock issuances of R.J. Longo Construction Co., Inc. and Wasteco Ventures Limited.

     The unaudited proforma condensed combined statement of operations for the year ended April 30, 1997 have also been prepared with adjustments to reflect the above transactions.

     The financial statements of R.J. Longo Construction Co., Inc. are based on a fiscal year ending December 31 while Compost America Holding Company, Inc. is on a fiscal year ending April 30. The accompanying proforma condensed combined financial statements have been adjusted in the combination due to reflect any material transactions. The practicality of restatement was considered non-material. The Company's fiscal year has been used in the proforma financial statements.

     The proforma condensed combined financial statements reflecting the acquisition of R.J. Longo Construction Co., Inc. has been accounted for as a purchase of the assets and assumption of the liabilities by the purchase of 100% of all outstanding stock of R.J. Longo Construction Co., Inc.'s shareholder.

     In the opinion of management, all adjustments have been made that are necessary to present fairly the proforma data.

     The unaudited proforma condensed combined financial statements should be read in conjunction with the Company's consolidated financial statements and the notes thereto and the financial statements and the notes thereto of R.J. Longo Construction Co., Inc. appearing elsewhere in this Form 8-K/A. The unaudited proforma statement of operations data are not necessarily indicative of the results that would have been reported and such events actually occurred on the date specified, nor are they indicative of the results of the Company;s future reports. There can be no assurance that the R.J. Longo Construction Co., Inc. acquisition or any other transaction related to the acquisition will be fruitful to the operations of the Company.

     The unaudited proforma condensed combined financial statements are provided for informational purposes only and should not be construed to be indicative of the Company's combined financial position and results of operations had such events been consummated on the dates assumed and do not project the Company's financial position or results of operations for any future date or period.

                 COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                              (A Development Stage Company)

                   UNAUDITED PROFORMA CONDENSED COMBINED BALANCE SHEET

                          FOR THE PERIOD ENDED OCTOBER 31, 1997

                                         ASSETS

                                                       HISTORICAL                                         PROFORMA
                                             --------------------------------                  ------------------------------
                                                                                               ADJUSTMENTS         COMBINED
                                             COMPOST             R.J. LONGO                        FOR              BALANCE
                                             AMERICA             CONSTRUCTION                  COMBINATION           SHEET
                                             -------             ------------                  -----------           -----
Current assets:
  Cash                                      $   171,640         $   827,885   (5)             $20,000,000
                                                                              (4)            ( 20,000,000)        $   999,525
  Investment                                                                  (4)              26,000,000
                                                                              (6)            ( 26,980,784)
                                                                              (7)                 980,784
  Accounts receivable                            44,086                                                                44,086
  Contracts receivable                                            4,213,426   (1)            (  1,451,797)          2,761,629
  Loan receivable                                94,053                                                                94,053
  Due from affiliates                                             4,599,873   (1)            (  4,599,873)
  Due from stockholder                                            2,993,135   (1)            (  3,117,512)
                                                                              (1)                 124,377
  Prepaid expenses                              135,037             673,327   (1)            (    426,485)            381,879
                                            -----------         -----------                                       -----------

    Total current assets                        444,816          13,307,646                                         4,281,172
                                            -----------         -----------                                       -----------
Plant, property and equipment:
  Land                                        8,466,441                                                             8,466,441
  Site improvements                             174,519                                                               174,519
  Transportation equipment                      160,046           1,463,264   (1)            (    359,131)          1,264,179
  Office equipment                               71,051             245,752   (1)            (    400,042)       (     83,239)
  Machinery and equipment                       609,247          18,372,740   (1)            (  2,488,169)         16,493,818
                                                                              (6)               8,200,000           8,200,000
  Leasehold improvements                                            914,900   (1)            (    239,171)            675,729
  Construction in progress, Compost
   projects                                   7,763,570                                                             7,763,570
                                            -----------         -----------                                       -----------
                                             17,244,874          20,996,656                                        42,955,017

  Less accumulated depreciation            (    227,399)       ( 17,018,952)  (1)               3,394,738
                                                                              (1)                 267,337
                                                                              (6)            (    585,715)       ( 14,169,991)
                                            -----------         -----------                                       -----------
                                             17,017,475           3,977,704                                        28,785,026
                                            -----------         -----------                                       -----------
Other assets:
  Acquisition of New York City contract                                       (6)              18,780,784
  Accumulated amortization                                                    (6)            (    626,026)         18,154,758
  Excess cost over assets acquired, net of
   amortization                                 455,761                                                               455,761
  Town of Freehold lease acquisition cost,
   net of amortization                          803,853                                                               803,853
  Intangible assets, net of amortization        238,675
  Acquisition costs                                                           (9)               1,245,051             238,675
  Accumulated amortization                                                    (9)            (     41,502)          1,203,549
  Option deposit                                 62,500                                                                62,500
  City of Miami contract performance fee      1,000,000                                                             1,000,000
                                            -----------         -----------                                       -----------
                                              2,560,789                                                            21,919,096
                                            -----------         -----------                                       -----------

                                            $20,023,080         $17,285,350                                       $54,985,294
                                            -----------         -----------                                       -----------
                                            -----------         -----------                                       -----------

                 COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                              (A Development Stage Company)

                   UNAUDITED PROFORMA CONDENSED COMBINED BALANCE SHEET

                          FOR THE PERIOD ENDED OCTOBER 31, 1997


                          LIABILITIES AND STOCKHOLDERS' EQUITY



                                                       HISTORICAL                                         PROFORMA
                                             --------------------------------                  ------------------------------
                                                                                               ADJUSTMENTS         COMBINED
                                               COMPOST           R.J. LONGO                        FOR              BALANCE
                                               AMERICA           CONSTRUCTION                  COMBINATION           SHEET
                                               -------           ------------                  -----------           -----
Current liabilities:
  Mortgages payable - Praxair Corp.         $ 2,100,000                      (12)            ($ 1,000,000)        $ 1,100,000
  Current portion of long-term debt           4,211,200         $ 1,311,857                                         5,523,057
  Notes payable, bank                           100,000                                                               100,000
  Notes payable, other                          234,750                                                               234,750
  Notes payable, shareholder                     70,000                      (12)               1,000,000
                                                                              (1)                 124,377           1,194,377
  Due to related parties                      4,523,574                                                             4,523,574
  Accounts payable, accrued expenses and
   payroll taxes payable                      4,710,871           1,440,169   (9)               1,245,051           7,396,091
  Dividends payable                                               8,430,228   (3)            (  8,430,228)
  Reserve for land replacement                   85,375                                                                85,375
                                            -----------         -----------                                       -----------
    Total current liabilities                16,035,770          11,182,254                                        20,157,224
                                            -----------         -----------                                       -----------
Long-term debt, net of current portion        1,534,625           5,680,108                                         7,214,733
                                            -----------         -----------                                       -----------
Contingencies and commitments

Minority interest in consolidated
 subsidiary                                           0                   0                                                 0
                                            -----------         -----------                                       -----------
Stockholders' equity:
  Preferred stock, Series A                                                   (5)               6,500,000
                                                                              (4)               1,950,000           8,450,000
  Convertible preferred stock, Series B       2,002,500                                                             2,002,500
  Preferred stock, Series C                                                   (5)               2,000,000
                                                                              (4)                 500,000           2,500,000
Common stock                                 13,276,759           1,790,000   (5)              11,500,000
                                                                              (4)               3,550,000          30,116,759
Deficit accumulated during the development
 stage                                     ( 12,797,882)       (  1,367,012)  (7)                 980,784
                                                                              (1)                 267,337
                                                                              (6)            (    585,715)
                                                                              (6)            (    626,026)
                                                                              (9)            (     41,502)
                                                                            (1,3)            (  1,257,214)       ( 15,427,230)
Less:  subscription receivable             (     28,692)                                                         (     28,692)
                                            -----------         -----------                                       -----------
                                              2,452,685             422,988                                        27,613,337
                                            -----------         -----------                                       -----------
                                            $20,023,080         $17,285,350                                       $54,985,294
                                            -----------         -----------                                       -----------
                                            -----------         -----------                                       -----------


                 COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                              (A Development Stage Company)

              UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                          FOR THE PERIOD ENDED OCTOBER 31, 1997


                                                       HISTORICAL                                           PROFORMA
                                             -----------------------------                     --------------------------------
                                                                                               ADJUSTMENTS         COMBINED
                                             COMPOST             R.J. LONGO                        FOR              BALANCE
                                             AMERICA            CONSTRUCTION                   COMBINATION           SHEET
                                             -------            ------------                   -----------           -----

Net sales                                                       $14,375,593                                       $14,375,593

Other revenues                              $   232,868                                                               232,868

                                            -----------         -----------                                       -----------
  Total                                         232,868          14,375,593                                        14,608,461

Cost of operations                               22,106          11,857,372   (1)               ($267,337)
                                                                              (6)                 626,026
                                                                              (6)                 585,715
                                                                              (9)                  41,502          12,865,384
                                            -----------         -----------                                       -----------
Gross income                                    210,762           2,518,221                                         1,743,077

General and administrative                    3,398,414           1,606,345                                         5,004,759
                                            -----------         -----------                                       -----------

Loss from operations                       (  3,187,652)            911,876                                      (  3,261,682)
                                            -----------         -----------                                       -----------

Other non-operating (income) and
 expenses:
   Interest income                                             (    141,608)                                     (    141,608)
   Interest expense                             550,291             644,167                                         1,194,458
                                            -----------         -----------                                       -----------
                                                550,291             502,559                                         1,052,850
                                            -----------         -----------                                       -----------

Income (loss) from operations              (  3,737,943)            409,317                                      (  4,314,532)

Income tax expense                                                  114,650                                           114,650
                                            -----------         -----------                                       -----------

Net income (loss)                          ($ 3,737,943)        $   294,667                                      ($ 4,429,182)
                                            -----------         -----------                                       -----------
                                            -----------         -----------                                       -----------

Net income (loss) per share                ($       .17)                                                         ($       .13)

Fully diluted weighted average common
 shares outstanding                          24,027,336                                                            33,646,261
                                            -----------         -----------                                       -----------
                                            -----------         -----------                                       -----------

                 COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                              (A Development Stage Company)

              UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                           FOR THE PERIOD ENDED APRIL 30, 1997


                                                       HISTORICAL                                         PROFORMA
                                             --------------------------------                  ------------------------------
                                                                                               ADJUSTMENTS         COMBINED
                                               COMPOST           R.J. LONGO                        FOR              BALANCE
                                               AMERICA           CONSTRUCTION                  COMBINATION           SHEET
                                               -------           ------------                  -----------           -----
Net sales                                                       $17,451,456                                       $17,451,456

Other revenues                              $   147,466                                                               147,466
                                            -----------         -----------                                       -----------

  Total                                         147,466          17,451,456                                        17,598,922

Cost of operations                               10,803          13,456,400   (1)              $1,171,430
                                                                              (2)               1,252,052
                                                                              (3)                  83,004
                                                                              (4)             (   534,674)         15,439,015
                                            -----------         -----------                                       -----------

Gross income                                    136,663           3,995,056                                         2,159,907

General and administrative                    5,007,790           2,090,709                                         7,098,499
                                            -----------         -----------                                       -----------

Loss from operations                       (  4,871,127)          1,904,347                                      (  4,938,592)
                                            -----------         -----------                                       -----------
Other non-operating (income) and
 expenses:
   Gain on sale of assets                                      (        250)
   Miscellaneous expense                                            723,841                                           723,841
   Interest expense                           1,166,082             541,176                                         1,707,258
                                            -----------         -----------                                       -----------
                                              1,166,082           1,264,767                                         2,430,849
                                            -----------         -----------                                       -----------

Income (loss) from operations              (  6,037,209)            639,580                                      (  7,369,441)

Income tax expense
                                            -----------         -----------                                       -----------

                                           (  6,037,209)            639,580                                      (  7,369,441)

Consolidated subsidiaries                       129,209                                                               129,209
                                            -----------         -----------                                       -----------

Net income (loss)                          (  5,908,000)            639,580                                      (  7,240,232)

Loss in equity in joint venture                  13,603                                                                13,603
                                            -----------         -----------                                       -----------

Net income (loss)                          ($ 5,921,603)        $   639,580                                      ($ 7,253,835)
                                            -----------         -----------                                       -----------
                                            -----------         -----------                                       -----------

Net income (loss) per share                ($       .31)                                                         ($       .20)

Fully diluted weighted average
 common shares outstanding                   19,063,308                                                            36,201,099
                                            -----------         -----------                                       -----------
                                            -----------         -----------                                       -----------

                COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                            (A Development Stage Company)

                            NOTES TO UNAUDITED PRO FORMA
                       CONDENSED COMBINED FINANCIAL STATEMENTS



(1) Reflects the split off of the assets of R.J. Longo Construction Co., Inc. excluded in the acquisition by Compost America Holding Company, Inc. of the division, Environmental Protection Improvement Company ("EPIC").


     The excluded assets are as follows:


               Construction equipment                       $2,488,169
               Vehicles                                        359,130
               Leasehold improvements                          239,171
               Office equipment                                400,042
                                                            ----------
                                                             3,486,512
               Less accumulated depreciation                 3,394,738
                                                            ----------
                                                            $   91,774
                                                            ----------
                                                            ----------

               Prepaid expenses                             $  426,485
               Amounts due from shareholders                 3,117,512
               Accounts receivable                           1,451,797
               Amounts due from affiliates                   4,599,873

(2) Reflects the historical revenues of R.J. Longo Construction Co., Inc. and Compost America Holding Company, Inc. at April 30, 1997 and October 31, 1997.

(3) Reflects the payment of a dividend to the shareholders of R.J. Longo Construction Co., Inc. of $8,430,228 prior to the acquisition by Compost America Holding Company, Inc.

(4) Reflects the Company's purchase of the "EPIC" division of R.J. Longo Construction Co., Inc. which closed on November 3, 1997. The Company paid $20,000,000 in cash, issued common stock of 3,547,182 shares valued at $3,550,000, 39,000 shares of Series A preferred stock valued at $1,950,000 and 21,000 shares of Series C preferred stock valued at $500,000. The Company also assumed the $6,991,965 of outstanding debt of R.J. Longo Construction Co., Inc.

(5) Reflects issuance of 11,490,600 shares of common stock valued at $11,500,000, 130,000 shares of Series A preferred stock valued at $6,500,000 and 70,000 shares of Series C preferred stock valued at $2,000,000 to Wasteco Venture Limited for $20,000,000.

                COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                            (A Development Stage Company)

                            NOTES TO UNAUDITED PRO FORMA
                       CONDENSED COMBINED FINANCIAL STATEMENTS


(6) Reflects the assets purchased in the acquisition of R.J. Longo Construction Co., Inc. and its division Environmental Protection Improvement Company.
     In addition to all the assets and liabilities assumed was a contract for 15 years with the City of New York for $340 million for organic waste removal.

     The Company has valued the machinery and equipment acquired at the fair market value based on appraisals:


               Machinery and equipment at
                    book value                              $ 3,885,929
                                                            -----------

               Fair market value:
                    Other machinery and equipment               985,929
                    Rail cars                                 7,500,000
                    Containers                                3,600,000
                                                            -----------
                                                             12,085,929
                                                            -----------

               Net increase in value                        $ 8,200,000
                                                            -----------
                                                            -----------

     The Company has valued the contract with the City of New York at $18,780,784 which is being amortized over 15 years.

(7) Reflects the elimination of the investment account and set up of the assets Note (6).

(8) Reflects depreciation and amortization based upon preliminary allocation of consideration and related amortization as follows: 1) Intangible assets of approximately $19,925,835 (including $18,780,784 for the New York contract) over periods of 5 to 15 years. 2) Property and equipment of approximately $12,085,929 is being depreciated over periods of 5 to 7 years. Actual depreciation and amortization may differ depending on the final allocation of total consideration.

(9) The estimated cost of the transaction for legal, accounting, printing and mailing costs, and filing fees in the amount of $1,245,051 have been accrued and are reflected on the proforma balance sheet and are being amortized as acquisition costs.

(10) Historical primary and fully diluted per share data based on continuing operations for the Company and primary and fully diluted proforma per share data attributed to the transaction are included in the proforma condensed income statement together with the number of shares used to compute per share data. The number of shares used in the calculation of the proforma data is based on the weighted average number of shares outstanding during the period adjusted to give effect to shares issued.

                COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                            (A Development Stage Company)

                            NOTES TO UNAUDITED PRO FORMA
                       CONDENSED COMBINED FINANCIAL STATEMENTS



(11) Reflects employment agreements with executives of R.J. Longo Construction Co., Inc. to the following individuals and the annual salaries to each is supplemental to the proforma financial statements:

              EXECUTIVE                             ANNUAL SALARY

              Robert J. Longo                         $325,000
              Jay Waxenbaum                            125,000
              Kevin Walsh                              150,000
                                                      --------
                                                      $600,000
                                                      --------
                                                      --------

    Supplemental presentation of proforma data:

                                                      October 31,    April 30,
                                                         1997          1997

              Combined net loss                       $4,429,182     $2,253,835
                                                      ----------     ----------

              Proforma adjustment to compensation
                   expenses:

                        Contractual increase             240,000        288,088
                        Related income taxes                   0              0
                                                      ----------     ----------
                                                         240,000        288,088
                                                      ----------     ----------

              Proforma net loss after contractual
                   increase in officers salary        $4,669,182     $7,541,923
                                                      ----------     ----------
                                                      ----------     ----------

              Per share of common stock:
                        Net loss                     ($      .13)    ($     .20)
                                                      ----------      ---------
                                                      ----------      ---------

              Proforma net loss per share after
              contractual increase to be made in
              officers salary                        ($      .14)    ($     .21)
                                                      ----------      ---------
                                                      ----------      ---------


(12) Reflects a November 3, 1997 transaction where Robert J. Longo, a shareholder, lent the Company $1,000,000 which was used to reduce the mortgage payable to Praxair Corp.

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